Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Damien Kane
Vice President-Marketing
Tel: (732) 499-7200 ext. 2503

NORTHFIELD BANCORP, INC. ANNOUNCES CEO SUCCESSION
WOODBRIDGE, NEW JERSEY, JUNE 28, 2017...NORTHFIELD BANCORP, INC. (NasdaqGS:NFBK), the holding company for Northfield Bank, collectively, the “Company,” announced that John W. Alexander, Chairman and Chief Executive Officer, has advised the Company’s Board of Directors that he intends to retire as Chief Executive Officer of the Company effective October 31, 2017. The Boards of the Company have selected Steven M. Klein, President and Chief Operating Officer, to succeed Mr. Alexander as CEO as of November 1, 2017. Mr. Alexander, 67, will continue his service as Chairman of the Board of Directors of the Company.
Mr. Alexander stated, “Steve is the right choice to serve as CEO of Northfield Bank. Steve has proven himself a leader, rising through successive executive posts at Northfield, producing strong results and building effective teams.” Alexander continued, “Steve’s extensive financial services experience and deep knowledge of Northfield, community banking, and our marketplace, make him uniquely qualified to lead our organization for the future. The Company has built its reputation on strong growth and prudent capital deployment, and I look forward to remaining active as Chairman of the Board of Directors.”
John P. Connors, Jr., Lead Independent Director, commented, “During Mr. Alexander’s over 20-year tenure as Chairman and CEO, Northfield has had an enviable record of performance and has built significant value for its shareholders.” Connors added, “The Board of Directors has prioritized succession planning to ensure a seamless transition of responsibilities. Steve has served Northfield for over 12 years, first as Chief Financial Officer and, most recently as President and Chief Operating Officer. He was instrumental in Northfield’s transition to a public company and the Board has full confidence in Steve and his ability to lead the Company.”
Mr. Klein stated, “This is a very exciting time to lead Northfield as technology and the regulatory landscape continue to transform the industry. Northfield will remain focused on providing its customers leading edge services and supporting financial growth in its marketplace. We have a talented team of professionals and I look forward to executing on a strategic plan that continues to deploy the significant capital that our shareholders entrusted to us.” Mr. Klein continued, “John Alexander’s leadership and vision have made us a highly successful organization, and I look forward to his continuing support during the transition.”
About Northfield Bank: Northfield Bank, founded in 1887, operates 38 full-service banking offices in Staten Island and Brooklyn, New York, and Hunterdon, Middlesex, Mercer, and Union Counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.
Forward-Looking Statements: This release may contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," and "potential" or the negative of these terms or other comparable terminology.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc.  Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong.  They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which the Company operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, and adverse changes in the securities markets.  Consequently, no forward-looking statement can be guaranteed.  Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.